Exhibit 10.1

EQUITY ONE, INC.
COMMON STOCK PURCHASE AGREEMENT

This Common Stock Purchase Agreement (the “Agreement”) is entered into as of November 10, 2015, by and between Equity One, Inc., a Maryland corporation (the “Company”), and MGN America, LLC, a Delaware limited liability company (the “Purchaser”).
R E C I T A L S
WHEREAS, the Company desires to grant to the Purchaser, and the Purchaser desires to obtain from the Company, an option to purchase shares of the Company’s common stock, par value $.01 per share (“Common Stock”) on a quarterly basis, such purchases to be made in private placements with the actual number and purchase price for such shares to be based on the shares of Common Stock sold pursuant to the distribution agreements between the Company and each of Barclays Capital, Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Wells Fargo Securities, LLC, each to be dated on or about the date hereof (the “Initial Distribution Agreements” and, together with any additional distribution agreements entered into in the future with respect to the shares of Common Stock issuable pursuant to the Initial Distributions Agreements, the “Distribution Agreements”).
WHEREAS, the Company desires to issue and sell the Shares (as defined below) to the Purchaser from time to time on the terms and conditions set forth herein to fund its corporate purposes.
NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:
1.Purchase Option. Subject to the terms and conditions hereof, the Company hereby grants an option (the “Purchase Option”) to Purchaser to purchase up to an aggregate of 1,294,000 shares of Common Stock (the “Shares”) from the Company in connection with the Company’s sales of Common Stock pursuant to the Distribution Agreements. Pursuant to the Purchase Option, the Purchaser may elect in advance to purchase, with respect to each calendar quarter in which the Company sells shares of Common Stock pursuant to the Distribution Agreements, a number of Shares, rounded down to the nearest whole share, equal to a specified percentage (the “Percentage”) of the number of shares of Common Stock sold by the Company pursuant to the Distribution Agreements during such calendar quarter. The Purchaser may also specify that, notwithstanding the foregoing, the number of Shares that it will purchase pursuant to the Purchase Option will not exceed either (i) a specified dollar amount per quarter (the “Quarterly Maximum”) or (ii) a specified dollar amount in the aggregate (the “Aggregate Maximum”).

1.1 Number of Shares. The Percentage for a calendar quarter will equal the whole percentage specified by the Purchaser in advance, in accordance with the election procedures described in Section 1.2, up to a maximum of 20%, subject to the then current Quarterly Maximum and Aggregate Maximum, if any. Notwithstanding the foregoing, in no event shall (i) the aggregate number of Shares sold pursuant to this Agreement exceed 1,294,000 or (ii) the aggregate number of shares of Common Stock sold pursuant to this Agreement and the Distribution Agreements exceed 8,500,000.
1.2 Election Notice. The initial Percentage and Quarterly Maximum and Aggregate Maximum, if any, will be specified in a written notice (an “Election Notice”) provided by the Purchaser concurrently with the execution of this Agreement and will continue to apply in all future quarters unless and until the Purchaser delivers a revised Election Notice. The Purchaser may elect to change the Percentage, Quarterly Maximum and/or Aggregate Maximum by delivering a revised Election Notice to the Company at least 15 days prior to the beginning of the calendar quarter with respect to which the revised elections are to first apply. Such changed elections will then continue to apply for all future calendar quarters unless and until they are again changed through the delivery of a revised Election Notice.
1.3 Purchase Price. The per share purchase price of the Shares to be purchased by the Purchaser (the “Purchase Price”) with respect to a calendar quarter will equal the volume weighted average gross purchase price per share of the shares of Common Stock sold during such calendar quarter pursuant to the Distribution Agreements, as certified by the Chief Financial Officer of the Company in the Purchase Notice.
1.4 Purchases. Within 30 days after the end of each calendar quarter, the Company will notify the Purchaser of the number of shares of Common Stock the Company sold pursuant to the Distribution Agreements during such quarter, the number of Shares to be purchased by the Purchaser pursuant to the Purchase Option based on the prior election made by the

Purchaser and the Purchase Price for the Shares to be purchased by the Purchaser (each such notice, a “Purchase Notice”). The Company will provide the Purchaser with reasonable details and documentation regarding the sales of Common Stock pursuant to the Distribution Agreements during any such calendar quarter and the calculation of the Purchase Price with respect to such calendar quarter upon request.
2. Closing, Delivery and Payment.
(a) Subject to the terms and conditions hereof, closings of the sale and issuance of the Shares to be purchased by the Purchaser each quarter under this Agreement (each, a “Closing”) shall occur on the fifth (5th) business day after the Company delivers a Purchase Notice to the Purchaser or such other day as is agreed by the parties.
(b) At each Closing, subject to the terms and conditions hereof, the Company will, or will cause its transfer agent to, electronically transfer the Shares to be sold at such Closing to the Purchaser against payment by or on behalf of the Purchaser of the aggregate Purchase Price for the Shares by wire transfer to an account designated by the Company, or by such other means as shall be mutually agreeable to Purchaser and the Company. Each Closing shall take place at the offices of the Company or by mail or email facilities or such other place or means as the Company and the Purchaser may agree. If requested by the Purchaser, the Company will deliver to the Purchaser a certificate representing the Shares sold at such Closing.
3. Representations and Warranties of the Company.
3.1 The Company hereby represents and warrants to the Purchaser as of the date hereof and as of the date of each Closing as follows:
(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. The Company has full power and authority to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is duly qualified, is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions, in the aggregate, in which failure to do so would not have a material adverse effect on the business, financial condition or results of operations of the Company and its subsidiaries taken as a whole.
(b) Authorization; Binding Obligations. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement for each sale and issuance of the Shares pursuant hereto and for the performance of the Company’s obligations hereunder and the Registration Rights Agreement between the Company and the Purchaser, to be dated of even date herewith (the “Registration Rights Agreement”) has been taken or will be taken prior to each Closing. Each of this Agreement and the Registration Rights Agreement, when executed and delivered, will be a valid and binding obligation of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium, and other laws affecting creditors’ rights generally and subject further to general principles of equity. At the time of each Closing, the sale of the Shares in such Closing will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. When issued in compliance with the provisions of this Agreement, the Shares will be validly issued, fully paid and nonassessable, and will be free of any liens, claims, encumbrances or other restrictions other than restrictions on transfer under this Agreement, the Company’s Charter, as amended from time to time, and under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed or any liens, claims, encumbrances or other restrictions entered into by the Purchaser.
(c) Compliance With Other Instruments. The execution, delivery and performance of and compliance with this Agreement and the Registration Rights Agreement and each issuance and sale of the Shares pursuant hereto will not (i) materially conflict with, or result in a material breach or violation of, or constitute a material default under, or result in the creation or imposition of, any material lien, claim, encumbrance or restriction, (ii) violate, conflict with or result in the breach of any material terms of, or result in the material modification of, any material contract or otherwise give any other contracting party the right to terminate a material contract, or constitute (or with notice or lapse of time would constitute) a material default under any material contract to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject or (iii) result in any violation, or be in conflict with or constitute a default under any term, of the Company’s Charter or Bylaws, each as amended from time to time, which in any such case could reasonably be expected to have a material adverse effect on the Company, its financial condition or results of operation.
3.2 Additional Representations and Warranties. As of the date hereof, the representations and warranties set forth in the Distribution Agreements are true and correct to the extent set forth therein, and incorporated by reference in their entirety herein. With respect to each Closing, as of each Applicable Time (as defined in the Distribution Agreements) with respect to each sale that occurred during the calendar quarter from which the number of Shares to be sold at such Closing was calculated, the representations and warranties set forth in the Distribution Agreements were true and correct to the extent set forth therein, subject to any waivers or exceptions agreed to on or before such sale by the Agent (as defined in the Distribution Agreements) selling such shares.
4. Representations and Warranties of the Purchaser.
The Purchaser hereby represents and warrants to the Company as of the date hereof and as of the date of each Closing as follows:
4.1 Requisite Power and Authority. The Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Registration Rights Agreement and to carry out the provisions of this Agreement and the Registration Rights Agreement. All action on the Purchaser’s part required for the lawful execution and delivery of this Agreement and the Registration Rights Agreement has been or will be effectively taken prior to each Closing. Each of this Agreement and the Registration Rights Agreement, when executed and delivered, will be a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights and (ii) general principles of equity that restrict the availability of equitable remedies.
4.2 Investment Representations. The Purchaser understands that the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”). The Purchaser also understands that the Shares are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon the Purchaser’s representations and warranties as follows:
(a) Purchaser is an Accredited Purchaser. The Purchaser represents that the Purchaser is an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act.
(b) Purchaser Bears Economic Risk. The Purchaser must bear the economic risk of its investments under this Agreement indefinitely unless the Shares are registered pursuant to the Securities Act, or an exemption from registration is available. The Purchaser understands that it will have no registration rights with respect to its Shares except as set forth in the Registration Rights Agreement. The Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Purchaser to transfer all or any portion of its Shares under the circumstances, in the amounts or at the times the Purchaser might propose.
(c) Acquisition For Own Account. The Purchaser is acquiring the Shares for the Purchaser’s own account for investment only, and not with a view towards their distribution within the meaning of the Securities Act.
(d) Purchaser Can Protect Its Interests. The Purchaser represents that by reason of its, or of its management’s, business or financial experience, the Purchaser has the capacity to evaluate its investment in the Shares and each of the transactions contemplated in this Agreement. The Purchaser is not a corporation, trust or partnership specifically formed for the purpose of consummating any of these transactions.
(e) Company Information. The Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Purchaser has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding the terms and conditions of each of the investments contemplated hereunder.
4.3 Legends. Any certificate representing the Shares may be endorsed with the following legend:
“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and are “restricted securities” as defined in Rule 144 promulgated under the Act. The securities may not be sold or offered for sale or otherwise distributed except (i) in conjunction with an effective registration statement for the shares under the Act, or (ii) in compliance with Rule 144 or (iii) pursuant to an opinion of counsel addressed and reasonably acceptable to the corporation that such registration or compliance is not required as to such sale, offer or distribution.”
Except as set forth in the Registration Rights Agreement, the Company need not register a transfer of any Shares, and may also instruct its transfer agent not to register the transfer of any Shares, unless the conditions specified in the foregoing legend are satisfied.

4.4 Removal of Legend and Transfer Restrictions. Any legend endorsed on a certificate pursuant to Section 4.3 and the stop transfer instructions with respect to such Shares shall be removed and the Company shall issue a certificate without such legend to the holder thereof if such legend (i) may be properly removed under the terms of Rule 144 promulgated under the Securities Act (“Rule 144”); (ii) the Shares are registered for resale under the Securities Act; or (iii) if such holder provides the Company with an opinion of counsel for such holder, reasonably satisfactory to legal counsel for the Company, to the effect that a sale, transfer or assignment of such Shares may be made without registration.
5. Rule 144 Reporting.
The Company agrees at all times after any Closing to:
(a) make and keep public information available, as those terms are understood and defined in Rule 144;
(b) file with the United States Securities and Exchange Commission (the “Commission”) in a timely manner all reports and other documents required of the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
(c) so long as the Purchaser owns any Shares, to furnish to the Purchaser within a reasonable time upon a written request by the Purchaser, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as the Purchaser may reasonably request in complying with any rule or regulation of the Commission allowing the Purchaser to sell any such securities without registration and shall cause its counsel promptly to provide appropriate legal opinions to the Company’s transfer agent in connection with a proper sale of Shares pursuant Rule 144.
6. Miscellaneous.
6.1 Governing Law. This Agreement shall be governed in all respects by the laws of the State of New York without regard to the principles of conflict of laws thereof that would cause the laws of another jurisdiction to apply.
6.2 Survival. The representations, warranties, covenants and agreements made herein shall survive any investigation made by the Purchaser and the closing of any of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with any of the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument, except as expressly provided otherwise in such certificate or instrument.
6.3 Successors and Assigns. This Agreement and the rights granted hereunder may not be assigned, sold, transferred, pledged, hypothecated or otherwise disposed; provided, however, that the Purchaser may assign this Agreement and its rights and obligations hereunder to an affiliate (as such term is defined for purposes of Rule 405 under the Securities Act) of the Purchaser provided that the Company is given prompt notice of such assignment. The Company agrees that Shares may be pledged by the Purchaser to a bona fide third party pledgee, subject to satisfaction of the conditions specified in the legend set forth in Section 4.3 hereof. This Agreement shall be binding upon and inure to the benefit of the Company, the Purchaser and their respective successors and permitted assigns.
6.4 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, such provision shall, to the extent practicable, be modified so as to make it valid, legal and enforceable and to maintain as nearly as practicable the intent of the parties, and the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
6.5 Amendment and Waiver. Any amendment of this Agreement shall be executed in writing by both the Company and the Purchaser.
6.6 Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given and received (a) upon personal delivery, (b) on the fifth day following mailing sent by registered or certified mail, return receipt requested, postage prepaid, (c) upon confirmed delivery by means of a nationally recognized overnight courier service or (d) upon confirmed transmission of facsimile or electronic mail addressed: (i) if to the Purchaser, at the Purchaser’s address as set forth on the signature page hereto, or at such other address as the Purchaser shall have furnished to the Company in writing or (ii) if to the Company, to the Company’s Chief Financial Officer, with copies to the General Counsel, at the Company’s address as set forth on the signature page hereto, or at such other address as the Company shall have furnished to Purchaser in writing.

6.7 Expenses. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement and, subject to Section 6.12, the Purchaser shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.
6.8 Titles and Subtitles. The titles of the paragraphs and subparagraphs of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
6.9 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument and which may be delivered by telecopy or email.
6.10 Broker’s Fees. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker’s or finder’s fee or any other commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 6.10 being untrue.
6.11 Termination. This Agreement shall terminate upon the valid termination of all of the Distribution Agreements; provided that this Agreement shall continue to apply to all sales made under the Distribution Agreements prior to their termination.
6.12 Expense Reimbursement. The Company shall promptly reimburse the Purchaser for up to $7,000 of its documented out-of-pocket expenses (including the reasonable fees and expenses of its counsel) incurred in connection with the negotiation and documentation of this Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

Company:

EQUITY ONE, INC.

By:	/s/ Aaron Kitlowski
Name:	Aaron Kitlowski
Title:	Vice President and General Counsel

Address: 410 Park Avenue, Suite 1220 New York, New York 10022

Purchaser:

MGN AMERICA, LLC

By:	/s/ Gil Kotler
Name:	Gil Kotler
Title:	SEVP & CFO

By:	/s/ Sean Kanov
Name:	Sean Kanov
Title:	Controller, Secretary

Address: 1696 NE Miami Gardens Drive North Miami Beach, Florida 33179

Common Stock Purchase Agreement